Exhibit 99.1

Investors Title Company Announces Record Second Quarter 2017 Financial Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--August 4, 2017--Investors Title Company  (NASDAQ: ITIC) today announced its results for the second quarter ended June 30, 2017. Net income attributable to the Company increased 25.3% to a new second quarter record of $5.7 million, or $2.99 per diluted share, versus $4.5 million, or $2.35 per diluted share, for the prior year period.

Revenues also set a new second quarter record, increasing 18.6% to $40.1 million, compared with $33.8 million in the prior year period. Net premiums written benefitted from higher real estate purchase volumes, partially offset by lower refinance activity. Rising average real estate values and new agency distribution also contributed to the increase in premiums. Other income sources, including revenue from ancillary services coincident with providing title insurance, increased 83.5% to $5.5 million.

Operating expenses increased 16.5% versus the prior year quarter, mainly driven by volume and higher payroll expense, but partially offset by lower claims expense. In addition, the inclusion of expenses for a title insurance agency acquired in the fourth quarter of 2016 contributed to the higher expense level. Agent commissions increased versus the prior year commensurate with the increase in agent premium volumes, while payroll expenses increased as a result of growth in our staff level, and increases in base and incentive compensation. The provision for claims was lower in the current quarter primarily due to fewer initial claim filings and favorable prior year loss development as compared to the prior year quarter.

For the six months ended June 30, 2017, net income attributable to the Company increased 60.0% to $10.2 million, or $5.35 per diluted share, versus $6.3 million, or $3.28 per diluted share, for the prior year period. Revenues increased 32.8% to $77.9 million, while operating expenses increased 27.4% to $63.1 million. Results for the first half of the year have been shaped predominantly by the same factors that affected the second quarter.

Chairman J. Allen Fine added, “High levels of mortgage lending activity, coupled with favorable claims experience, resulted in the strongest second quarter in the Company’s history. Favorable economic conditions, as indicated by low unemployment rates and relatively high consumer confidence levels, have supported higher transaction volumes, in spite of certain headwinds such as supply constraints and recent policy actions by the Federal Reserve. Regardless of the ebbs and flows of the business cycle, however, we will remain focused on profitably growing our business by enhancing our competitive strengths and capitalizing on market opportunities.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding the Company’s expected performance for the year, future home price fluctuations, changes in home purchase or refinance activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Six Months Ended June 30, 2017 and 2016 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Net premiums written	$33,450,241	$29,686,120	$65,748,900	$51,051,450
Investment income – interest and dividends	1,113,989	1,167,005	2,210,580	2,318,016
Net realized gain (loss) on investments	82,841	(14,828)	186,180	135,002
Other	5,484,651	2,989,414	9,787,251	5,185,265
Total Revenues	40,131,722	33,827,711	77,932,911	58,689,733

Operating Expenses:
Commissions to agents	16,597,590	15,674,346	32,928,700	27,207,228
Provision for claims	140,827	647,912	860,224	663,871
Salaries, employee benefits and payroll taxes	9,741,975	7,173,198	19,644,246	14,645,149
Office occupancy and operations	2,197,250	1,535,902	4,136,305	3,029,762
Business development	734,158	606,258	1,347,105	1,086,648
Filing fees, franchise and local taxes	578,008	267,103	731,564	497,157
Premium and retaliatory taxes	600,440	574,249	1,245,825	886,080
Professional and contract labor fees	488,464	537,446	927,640	1,076,099
Other	706,987	269,250	1,314,099	472,231
Total Operating Expenses	31,785,699	27,285,664	63,135,708	49,564,225

Income before Income Taxes	8,346,023	6,542,047	14,797,203	9,125,508

Provision for Income Taxes	2,672,000	2,012,000	4,657,000	2,791,000

Net Income	5,674,023	4,530,047	10,140,203	6,334,508

Net Loss (Gain) Attributable to Noncontrolling Interests	1,169	(667)	11,044	8,912

Net Income Attributable to the Company	$5,675,192	$4,529,380	$10,151,247	$6,343,420

Basic Earnings per Common Share	$3.01	$2.36	$5.38	$3.29

Weighted Average Shares Outstanding – Basic	1,886,735	1,923,213	1,886,161	1,928,766

Diluted Earnings per Common Share	$2.99	$2.35	$5.35	$3.28

Weighted Average Shares Outstanding – Diluted	1,896,581	1,928,625	1,895,840	1,935,325

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of June 30, 2017 and December 31, 2016 (Unaudited)

	June 30, 2017	December 31, 2016
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$93,049,522	$101,934,077
Equity securities, available-for-sale, at fair value	43,562,703	41,179,259
Short-term investments	17,845,956	6,558,840
Other investments	11,427,988	11,181,531
Total investments	165,886,169	160,853,707

Cash and cash equivalents	29,068,106	27,928,472
Premium and fees receivable	9,701,506	8,654,161
Accrued interest and dividends	912,316	1,035,152
Prepaid expenses and other assets	9,489,454	9,456,523
Property, net	10,018,368	8,753,466
Goodwill and other intangible assets, net	11,789,465	12,256,641
Current income taxes receivable	1,088,787	—
Total Assets	$237,954,171	$228,938,122

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$34,141,000	$35,305,000
Accounts payable and accrued liabilities	24,322,986	26,146,480
Current income taxes payable	—	1,232,432
Deferred income taxes, net	13,259,875	11,118,256
Total liabilities	71,723,861	73,802,168

Stockholders’ Equity:
Common stock – no par value (10,000,000 authorized shares; 1,887,256 and 1,884,283 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively, excluding in each period 291,676 shares of common stock held by the Company's subsidiary)	1	1
Retained earnings	152,482,193	143,283,621
Accumulated other comprehensive income	13,668,275	11,761,447
Total stockholders’ equity attributable to the Company	166,150,469	155,045,069
Noncontrolling interests	79,841	90,885
Total stockholders’ equity	166,230,310	155,135,954
Total Liabilities and Stockholders’ Equity	$237,954,171	$228,938,122

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Six Months Ended June 30, 2017 and 2016 (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	%	2016	%	2017	%	2016	%
Branch	$9,619,869	28.8	$8,236,630	27.7	$18,868,228	28.7	$13,630,485	26.7

Agency	23,830,372	71.2	21,449,490	72.3	46,880,672	71.3	37,420,965	73.3

Total	$33,450,241	100.0	$29,686,120	100.0	$65,748,900	100.0	$51,051,450	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200